Pricing Supplement No.66  Dated November 6, 1995     Rule 424(b)(2)
(To Prospectus dated February 15, 1994 and      File No. 33-57104
Prospectus Supplement dated February 15, 1994)

CHEMICAL BANKING CORPORATION

[X]	Senior Medium - Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $25,000,000
	Issue Price: 100%
	Commission or Discount: $32,500.00
	Proceeds to Company:  $24,967,500.00
	Agent: SMITH BARNEY

	Agent's Capacity:  [x]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[  ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date:	NOVEMBER 6, 1995
	Stated Maturity:	   	NOVEMBER 6, 1998

	Form:  [X]   Book-entry	[  ]   Certificated
	Currency:   U.S. Dollars

[X] Fixed Rate Note:
   	Interest Rate: 5.88%

[ ]Floating Rate Note:   CD [ ]   Commercial Paper Rate [  ]
			     Federal Fund Effective Rate [  ]
			     LIBOR Telerate [ ]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [  ]

	Initial Interest Rate:

	Int.Determ.Dates :

	Interest Payment Dates: 6TH MAY AND NOVEMBER




	Index Maturity:
	Spread (+/-):
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:

 CALLABLE:
	Optional Redemption  :   Yes[ ]       No  [  ]
	     Redemption Dates
	        and Prices: